UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, William T. Keena resigned as Executive Vice President, Support Operations, of AMERIGROUP Corporation (the "Company") effective May 23, 2008. In connection with his resignation, on June 9, 2008, Mr. Keena and the Company entered into a Separation and Release Agreement (the "Separation Agreement") pursuant to which:

• Mr. Keena will remain employed by the Company and on administrative leave until July 1, 2008 at which time his employment with the Company will terminate;

• The Company will pay Mr. Keena a lump sum of $75,000 as severance;

• The Company will continue to pay Mr. Keena his base salary of $333,333 for the 12-month period following termination of his employment as severance; provided, however, that in the event Mr. Keena becomes employed by or renders consulting services to any person or entity, the severance payments shall be permanently reduced by the amount of any wages, consulting fees or other cash remuneration paid or to be paid to Mr. Keena in consideration of such employment or consultancy;

• Any unvested options to purchase shares of common stock of the Company and any shares of restricted stock of the Company for which the restrictions have not lapsed that are held by Mr. Keena shall immediately expire as of the termination of his employment;

• Mr. Keena releases all claims he may have against the Company, its subsidiaries, affiliates, successors, and assigns, and each of their respective present and former officers, directors, shareholders, partners, employees, and attorneys, and agents of any of them; and

• The Company releases Mr. Keena from his non-competition obligations, but Mr. Keena will continue to be bound by certain non-solicitation and non-disclosure obligations.

The Separation Agreement is subject to a seven-day revocation period during which Mr. Keena may revoke the Separation Agreement.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Separation Agreement. The above description is qualified in its entirety by reference to the form of Separation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

June 12, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement dated as of June 9, 2008 by and between AMERIGROUP Corporation and William T. Keena